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SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
SEPRACOR INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11
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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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	(2)	Form, Schedule or Registration Statement No.:
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SEPRACOR INC.
84 Waterford Drive
Marlborough, Massachusetts 01752

NOTICE OF 2003 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 22, 2003

To our stockholders:

        The 2003 Annual Meeting of Stockholders of Sepracor Inc. will be held at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109, on Thursday, May 22, 2003 at 9:00 a.m., local time, to consider and act upon the following matters:

  1.
  To elect three Class I Directors for the ensuing three years;

  2.
  To approve an amendment to our 2000 Stock Incentive Plan increasing from 4,000,000 to 5,500,000 the number of shares of our Common Stock reserved for issuance under the 2000 plan;

  3.
  To approve an amendment to our 1998 Employee Stock Purchase Plan increasing from 600,000 to 900,000 the number of shares of our Common Stock reserved for issuance under the 1998 purchase plan;

  4.
  To ratify the selection by our Board of Directors of PricewaterhouseCoopers LLP as our independent auditors for the current fiscal year; and

  5.
  To transact such other business as may properly come before the meeting or any adjournment thereof.

        Stockholders of record at the close of business on April 3, 2003 are entitled to notice of, and to vote at, the meeting. Your vote is important regardless of the number of shares you own. Our stock transfer books will remain open for the purchase and sale of our Common Stock.

        All stockholders are cordially invited to attend the meeting.

By Order of the Board of Directors,
DAVID P. SOUTHWELL Secretary

Marlborough, Massachusetts
April 18, 2003

        WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND PROMPTLY MAIL IT IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES AT THE MEETING. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

SEPRACOR INC.
84 Waterford Drive
Marlborough, Massachusetts 01752

Proxy Statement for the 2003 Annual Meeting of Stockholders

To Be Held on May 22, 2003

        This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Sepracor Inc. ("Sepracor" or the "Company") for use at the 2003 Annual Meeting of Stockholders (the "Annual Meeting") to be held at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109 at 9:00 a.m. on Thursday, May 22, 2003 and at any adjournments of that meeting.

        All proxies will be voted in accordance with the instructions of the stockholder. If no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. A stockholder may revoke any proxy at any time before it is exercised by delivering written revocation to the Secretary of the Company.

        The Company's Annual Report for the year ended December 31, 2002 is being mailed to stockholders with the mailing of this Notice and Proxy Statement on or about April 18, 2003.

        A copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2002, as filed with the Securities and Exchange Commission, without exhibits, will be furnished without charge to any stockholder upon written request to Investor Relations, Sepracor Inc., 84 Waterford Drive, Marlborough, Massachusetts 01752. Exhibits will be provided upon request and payment of an appropriate processing fee.

Voting Securities and Votes Required

        On April 3, 2003, the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting, there were outstanding and entitled to vote an aggregate of 84,334,894 shares of Common Stock of the Company, $.10 par value per share (the "Common Stock"). Holders of shares of Common Stock are entitled to one vote per share.

        On April 3, 2003, an aggregate of 13,721,000 shares of Common Stock were issuable upon conversion of the Company's 7% Convertible Subordinated Debentures due 2005 (the "7% Debentures"), the Company's 5% Convertible Subordinated Debentures due 2007 (the "5% Debentures") and the Company's 5 3/4% Convertible Subordinated Notes (the "5 3/4% Notes").

        All share information in this Proxy Statement has been adjusted to reflect a two-for-one split of the Common Stock in the form of a stock dividend effected on February 25, 2000.

        Under the Company's Amended and Restated By-laws (the "By-Laws"), the holders of a majority of the shares of Common Stock issued, outstanding and entitled to vote on any matter shall constitute a quorum with respect to that matter at the Annual Meeting. Shares of Common Stock present in person or represented by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present.

        The affirmative vote of the holders of a plurality of the votes cast by the stockholders entitled to vote at the Annual Meeting is required for the election of directors. The affirmative vote of the holders of a majority of the votes cast by the stockholders is required for the approval of the other matters scheduled to be voted on.

        Shares which abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees, who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and will also not be counted as votes cast or shares voting on such matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting on each matter that requires the affirmative vote of a certain percentage of the votes cast or shares voting on a matter, including the election of directors, the approval of the proposed amendment to the 2000 Stock Incentive Plan, or the 2000 plan, and the approval of the proposed amendment to the 1998 Employee Stock Purchase Plan, or the 1998 purchase plan.

Stock Ownership of Certain Beneficial Owners and Management

        The following table sets forth certain information, as of January 15, 2003, or such earlier date as indicated below, with respect to the beneficial ownership of Common Stock by:

  •
  each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock;

  •
  each director and nominee for director of the Company;

  •
  each executive officer named in the Summary Compensation Table under the heading "Compensation of Executive Officers" below; and

  •
  all directors and executive officers of the Company as a group.

        The number of shares of Common Stock owned by each person is determined under the rules of the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days after January 15, 2003 through the exercise of any stock option or other right or upon conversion of the 7% Debentures, 5% Debentures and 5 3/4% Notes. Unless otherwise indicated, each person has sole investment and voting power (or shares such power with his or her spouse) with respect to the shares set forth in the following table. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

        Unless indicated otherwise, the address for each person is to the care of Sepracor Inc., 84 Waterford Drive, Marlborough, Massachusetts 01752.

Name and Address	Shares of Common Stock Beneficially Owned		Percentage of Common Stock Outstanding
5% Stockholders
FMR Corp and related entities 82 Devonshire Street Boston, Massachusetts 02109	9,556,310	(1)	11.3%

PRIMECAP Management Company 225 South Lake Avenue, #400 Pasadena, California 91101	7,180,846	(2)	8.5%
Capital Research and Management Company 333 South Hope Street Los Angeles, California 90071	6,372,420	(3)	7.4%
Prudential Financial, Inc. 751 Broad Street Newark, New Jersey 07102-3777	5,966,814	(4)	7.1%
Jennison Associates LLC 466 Lexington Avenue New York, New York 10017	5,899,113	(5)	7.0%
Vanguard PRIMECAP Fund 100 Vanguard Boulevard Malvern, Pennsylvania 19355	4,400,000	(6)	5.2%
Directors
Timothy J. Barberich	2,488,519	(7)(8)	2.9%
James G. Andress	137,332	(7)	*
Digby W. Barrios	120,666	(7)	*
Robert J. Cresci	86,666	(7)	*
Keith Mansford, Ph.D.	102,866	(7)	*
James F. Mrazek	292,630	(7)(9)	*
Alan A. Steigrod	90,666	(7)	*
Other Named Executive Officers
William J. O'Shea	555,253	(7)	*
David P. Southwell	657,439	(7)(10)	*
Robert F. Scumaci	295,717	(7)(11)	*
Douglas E. Reedich, Ph.D.	216,179	(7)	*
All directors and executive officers as a group (11 persons)	5,043,933	(12)	5.7%

*
Represents holdings of less than one percent.

(1)
This information is taken from a Schedule 13G/A filed on February 14, 2003 by FMR Corp. jointly with its affiliates, Edward C. Johnson, III and Abigail P. Johnson, and is as of December 31, 2002. The 9,556,310 shares of Common Stock deemed beneficially owned includes (a) 82,002 shares resulting from the assumed conversion of $5,120,000 principal amount of the 7% Debentures (16.016 shares for each $1,000 principal amount of debenture); and (b) 321,670 shares resulting from the assumed conversion of $19,300,000 principal amount of the 5 3/4% Notes (16.667 shares for each $1,000 principal amount of note). Of the 9,556,310 shares of Common Stock deemed beneficially owned, FMR Corp. reports sole voting power as to 432 shares.

  Various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the 9,556,310 shares of Common Stock. The interest of one person, Fidelity Growth Company Fund, an investment company registered under the Investment Act of 1940, in the Common Stock, amounted to 8,416,410 shares or 9.95% of the total outstanding Common Stock.

(2)
This information is taken from a Schedule 13G filed on August 9, 2002 and is as of July 31, 2002. Of the 7,180,846 shares of Common Stock deemed beneficially owned, PRIMECAP Management Company reports sole voting power as to 1,823,846 shares.

(3)
This information is taken from a Schedule 13G/A filed on February 13, 2003 and is as of December 31, 2002. Capital Research and Management Company, an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is deemed to be the beneficial owner of the 6,372,420 shares of Common Stock as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940.

The 6,372,420 shares of Common Stock beneficially owned includes (a) 360,360 shares resulting from the assumed conversion of $22,500,000 principal amount of the 7% Debentures; (b) 389,700 shares resulting from the assumed conversion of $36,000,000 principal amount of the 5% Debentures (10.825 shares for each $1,000 principal amount of debenture); and (c) 1,083,340 shares resulting from the assumed conversion of $65,000,000 principal amount of the 5 3/4% Notes.

(4)
This information is taken from a Schedule 13G/A filed on February 11, 2003 and is as of December 31, 2002. Of the 5,966,814 shares of Common Stock deemed beneficially owned, Prudential Financial, Inc. reports shared voting power as to 4,869,788 shares and shared dispositive power as to 4,921,088 shares.

(5)
This information is taken from a Schedule 13G/A filed on February 14, 2003 and is as of December 31, 2002. Jennison Associates LLC ("Jennison") furnishes investment advice to several investment companies, insurance separate accounts and institutional clients ("Jennison Managed Portfolios"). As a result of its role as investment adviser of the Jennison Managed Portfolios, Jennison may be deemed to be the beneficial owner of the Common Stock held by such Jennison Managed Portfolios. Of the 5,899,113 shares of Common Stock deemed beneficially owned, Jennison reports shared dispositive power as to 5,899,113 shares. Prudential Insurance Company of America ("Prudential Insurance") owns 100% of the equity interests of Jennison. As a result, Prudential Insurance may be deemed to have the power to exercise or to direct the exercise of such voting and/or dispositive power that Jennison may have with respect to the Common Stock held by the Jennison Managed Portfolios.

(6)
This information is taken from a Schedule 13G filed on February 14, 2003 and is as of December 31, 2002. Of the 4,400,000 shares of Common Stock deemed beneficially owned, Vanguard PRIMECAP Fund reports shared dispositive power as to 4,400,000 shares.

(7)
The number of shares of Common Stock that each person is deemed to beneficially own includes the number of shares of Common Stock which such person has the right to acquire within

  60 days after January 15, 2003 upon exercise of outstanding stock options as set forth opposite his name below:

Name	Number of Shares
Timothy J. Barberich	1,572,513
James G. Andress	137,332
Digby W. Barrios	118,666
Robert J. Cresci	86,666
James F. Mrazek	137,332
Keith Mansford, Ph.D.	102,666
Alan A. Steigrod	86,666
William J. O'Shea	550,833
David P. Southwell	533,833
Robert F. Scumaci	290,334
Douglas E. Reedich, Ph.D.	214,000
(8)
The number of shares of Common Stock that Mr. Barberich is deemed to beneficially own includes an aggregate of 160,080 shares held in a trust for Mr. Barberich's children, 2,408 shares held by Mr. Barberich's minor child, 70,000 shares held in a trust for Mr. Barberich's wife and 1,362 shares held by Mr. Barberich's wife.

(9)
The number of shares of Common Stock that Mr. Mrazek is deemed to beneficially own includes 155,298 shares held in a trust of which Mr. Mrazek is a trustee and beneficiary.

(10)
The number of shares of Common Stock that Mr. Southwell is deemed to beneficially own includes 485 shares held by Mr. Southwell's children.

(11)
The number of shares of Common Stock that Mr. Scumaci is deemed to beneficially own includes 800 shares held in a trust for two of Mr. Scumaci's children.

(12)
Includes an aggregate of 3,830,841 shares of Common Stock which all executive officers and directors have the right to acquire within 60 days after January 15, 2003 upon exercise of outstanding stock options.

PROPOSAL 1—ELECTION OF DIRECTORS

        The Company has a classified Board of Directors consisting of three Class I Directors, two Class II Directors and two Class III Directors. The Class I, Class II and Class III Directors will serve until the annual meeting of stockholders to be held in 2003, 2005 and 2004, respectively, and until their respective successors are elected and qualified. At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those whose terms are expiring.

        The persons named in the enclosed proxy will vote to elect as directors James G. Andress, Robert J. Cresci and James F. Mrazek, the Class I nominees named below, unless the proxy is marked otherwise. Each of the nominees is currently a member of the Board of Directors of the Company.

        Each nominee for Class I Director will be elected to hold office until the Annual Meeting of Stockholders in 2006 and until his successor is duly elected and qualified. Each of the nominees has indicated his willingness to serve, if elected; however, if any nominee should be unable to serve, the shares of Common Stock represented by proxies may be voted for a substitute nominee designated by the Board of Directors.

        There are no family relationships between or among any officers or directors of the Company.

        Set forth below are the names and ages of each member of the Board of Directors (including those who are nominees for election as Class I Directors), and the positions and offices held by him, his principal occupation and business experience during the past five years, the names of other publicly held companies of which he serves as a director and the year of the commencement of his term as a director of the Company. Information with respect to the number of shares of Common Stock beneficially owned by each director, directly or indirectly, as of January 15, 2003, appears under the heading "Stock Ownership of Certain Beneficial Owners and Management."

Nominees for Terms Expiring in 2006 (Class I Directors)

        James G. Andress, age 64, has been a director since 1991.

        From November 1996 until November 2000, Mr. Andress served as Chief Executive Officer of Warner Chilcott, PLC, a publicly held pharmaceutical company. From November 1995 until October 1996, Mr. Andress was a management consultant. Mr. Andress served as President and Chief Executive Officer of Information Resources, Inc., a market research and computer software company, from November 1989 until July 1995. He also serves as a director of Allstate Inc., Information Resources, Inc., Option Care, Inc., Xoma Inc. and Dade Behring Inc.

        Robert J. Cresci, age 59, has been a director since 1990.

        Since September 1990, Mr. Cresci has served as Managing Director of Pecks Management Partners Ltd., an investment management firm. Mr. Cresci also serves as a director of Candlewood Hotel Co., Luminex Corporation, Film Roman, Inc., Aviva Petroleum Ltd., SeraCare Life Sciences, Inc., j2 Global Communications, Inc., Continucare Corporation and LTWC Corporation.

        James F. Mrazek, age 62, has been a director since 1984.

        Since March 1996, Mr. Mrazek has served as Managing Partner of the Four Corners Venture Fund, a venture capital and management-consulting firm. From January 1990 until March 1996, Mr. Mrazek was President of Carnegie Venture Resources, a venture capital and management consulting firm. He also serves as a director of Photon Technology International, Inc.

Directors Whose Terms Expire in 2004 (Class III Directors)

        Digby W. Barrios, age 65, has been a director since 1992.

        Since July 1992, Mr. Barrios has been a management consultant. From 1988 until June 1992, Mr. Barrios served as President and Chief Executive Officer of Boehringer Ingelheim Corporation, a fine chemical and pharmaceutical company. Mr. Barrios also serves as a director of Sheffield Pharmaceuticals, Inc.

        Alan A. Steigrod, age 65, has been a director since 1995.

        Since January 1996, Mr. Steigrod has been Managing Director of Newport HealthCare Ventures, which invests in and provides consulting services for the biopharmaceutical industry. From March 1993 until November 1995, Mr. Steigrod served as President and Chief Executive Officer of Cortex Pharmaceuticals, Inc., a neuroscience research and development company. From February 1991 until February 1993, Mr. Steigrod was President of Alan Steigrod Consulting, which provided consulting services in the biopharmaceutical industry. From March 1981 until February 1991, Mr. Steigrod served as Executive Vice President of Marketing/Sales of Glaxo Inc., a pharmaceutical corporation. Mr. Steigrod also serves as a director of Cellegy Pharmaceuticals, Inc., NeoRx Corporation and Lorus Therapeutics, Inc.

Directors Whose Terms Expire In 2005 (Class II Directors)

        Timothy J. Barberich, age 55, has been a director since 1984.

        Since 1984, Mr. Barberich has served as Chairman of the Board of Directors and Chief Executive Officer of the Company. From 1984 until October 1999, Mr. Barberich served as President of the Company. Mr. Barberich also serves as a director of BioSphere Medical, Inc. and as a director of Point Therapeutics, Inc. (formerly HMSR Inc. and HemaSure Inc.). He was also a director of Versicor Inc. until February 21, 2003.

        Keith Mansford, Ph.D., age 71, has been a director since 1993.

        Since 1992, Dr. Mansford has served as the President of Mansford Associates, a pharmaceutical consulting firm. Dr. Mansford served as Chairman, Research & Development, of SmithKline Beecham PLC from July 1989 until January 1992. He also serves as a director of SkyePharma PLC.

Board and Committee Meetings

        The Company has a standing Audit Committee of the Board of Directors, which provides the opportunity for direct contact between the Company's independent auditors and the Board. The members of the Audit Committee are Messrs. Cresci, Mrazek and Steigrod, each of whom is independent, as defined by the Audit Committee's charter and the rules of the NASDAQ Stock Market. The Audit Committee is responsible for (i) recommending the selection of the Company's independent auditors; (ii) reviewing the effectiveness of the Company's accounting policies and practices, financial reporting and internal controls; (iii) reviewing any transactions that involve a potential conflict of interest; (iv) reviewing the scope of independent audit coverages and the fees charged by the Company's independent auditors; (v) pre-approving all non-audit services to be performed by the Company's independent auditors; and (vi) reviewing the independence of such auditors from the Company's management. The Audit Committee also reviews other matters with respect to the Company's accounting, auditing and financial reporting practices and procedures as it may find appropriate or may be brought to its attention. The Audit Committee met five times in 2002. See "Report of the Audit Committee" below.

        The Company also has a standing Compensation Committee of the Board of Directors, which, among other things, provides recommendations to the Board regarding compensation programs of the Company. The members of the Compensation Committee are Messrs. Andress, Barrios and Mrazek. The Compensation Committee is responsible for establishing and modifying the compensation of all corporate officers of the Company, adopting and amending all equity incentive and other employee benefit plans, granting stock options pursuant to the Company's equity incentive plans, and the engagement of, terms of any employment agreements and arrangements with, and termination of, all corporate officers of the Company. The Compensation Committee held one meeting during 2002. See "Report of the Compensation Committee" below.

        The Company does not have a nominating committee or a committee serving a similar function. Nominations are made by and through the full Board of Directors.

        The Board of Directors held nine meetings during 2002. Each director attended at least 75% of the total number of meetings of the Board of Directors and all committees of the Board on which he served.

Compensation for Directors

        Directors who are neither officers nor employees of the Company (the "Non-Employee Directors") receive $18,000 per year for their services as directors, an additional $1,500 for each meeting of the Board of Directors they attend, expense reimbursement for attending Board and committee meetings and are entitled to participate in the Company's 1999 Director Stock Option Plan, or 1999 director plan, which provides for annual, automatic grants of non-statutory stock options to Non-Employee Directors. The Non-Employee Directors, Messrs. Andress, Barrios, Cresci, Mrazek and Steigrod and Dr. Mansford, each received in 2002, under the 1999 director plan, a stock option to purchase 20,000 shares of Common Stock at a price per share of $12.28 and, under the Company's 2000 plan, two stock options to purchase an aggregate of 50,000 shares of Common Stock at a price per share of $6.24. All options were granted at the closing price of Common Stock on the NASDAQ National Market on the date of grant.

        The stock options granted under the 1999 director plan to the Non-Employee Directors vest one year from the date of grant. The two stock options granted to each of the Non-Employee Directors under the 2000 plan consisted of one stock option for the purchase of 40,000 shares of Common Stock and one stock option for the purchase of 10,000 shares of Common Stock. The stock options to purchase 40,000 shares of Common Stock vest in two equal annual installments commencing one year from the date of grant. The stock options to purchase 10,000 shares of Common Stock vest in full upon the earlier to occur of (i) final approval from the U.S. Food and Drug Administration to market SOLTARA™, ESTORRA™ or XOPENEX® MDI, whichever approval, if any, occurs first and (ii) 7 years after the date of grant.

        Non-Employee Directors who are members of the Company's Audit Committee receive additional cash compensation of $5,000 per year.

        Directors who are officers or employees of the Company do not receive any additional compensation for their services as directors.

Compensation of Executive Officers

        Summary Compensation Table.    The following table sets forth certain information with respect to the annual and long-term compensation for each of the last three years of the Company's Chief Executive Officer and the Company's four other most highly compensated executive officers who were serving as executive officers as of December 31, 2002 and whose total annual salary and bonus exceeded $100,000 in fiscal year 2002 (the "Named Executive Officers").

Long-Term Compensation Awards
	Annual Compensation				Number of Shares Underlying Stock Options(2)
Name and Principal Position	Year	Salary($)	Bonus($)	Other Annual Compensation ($)(1)		All Other Compensation ($)(3)
Timothy J. Barberich Chief Executive Officer	2002 2001 2000	436,402 417,679 399,064	131,051 127,500 112,500	0 0 0	425,000 82,500 125,000	4,976 4,794 4,658
William J. O'Shea President and Chief Operating Officer	2002 2001 2000	386,124 369,558 353,862	180,000 210,000 180,000	0 112,560 38,430	425,000 82,500 50,000	4,552 4,400 4,292
David P. Southwell Executive Vice President, Chief Financial Officer and Secretary	2002 2001 2000	280,441 256,550 245,502	97,788 97,600 95,000	0 0 0	300,000 77,500 75,000	2,445 2,356 2,241
Robert F. Scumaci Executive Vice President, Finance and Administration and Treasurer	2002 2001 2000	250,807 238,032 218,224	87,367 91,300 54,600	0 0 0	275,000 90,000 90,000	2,391 2,299 2,225
Douglas E. Reedich, Ph.D. Senior Vice President, Legal Affairs and Chief Patent Counsel	2002 2001 2000	229,672 203,265 182,880	50,003 46,750 45,758	0 0 0	150,000 50,000 43,750	2,648 2,163 2,098

(1)
Amounts shown represent reimbursement received for relocation expenses. Other compensation in the form of perquisites and other personal benefits has been omitted in those instances where such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10 percent of the total salary and bonus for each Named Executive Officer for such year.

(2)
The Company did not make any restricted stock awards, grant any stock appreciation rights or make any long-term incentive plan payouts during 2002, 2001 or 2000.

(3)
Includes the taxable portion of insurance premiums paid by the Company during 2002, 2001 and 2000 on behalf of the named individuals as follows:

Name	2002	2001	2000
Timothy J. Barberich	$3,467	$3,294	$3,158
William J. O'Shea	$3,052	$2,900	$2,792
David P. Southwell	$945	$856	$741
Robert F. Scumaci	$891	$799	$725
Douglas E. Reedich, Ph.D.	$1,148	$663	$598

        Also includes $1,500 contributed by the Company on behalf of each Named Executive Officer under the Company's 401(k) Plan in 2002, 2001 and 2000.

        Option Grant Table.    The following table sets forth certain information regarding stock options granted during the year ended December 31, 2002 by the Company to the Named Executive Officers.

Option Grants in Last Year

	Individual Grants					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(3)
Percent of Total Options Granted to Employees in Fiscal Year(%)
Number of Shares Underlying Option Granted(#)(1)
Exercise or Base Price ($/sh)(2)
Name					Expiration Date
						5%($)	10%($)
Timothy J. Barberich	300,000 125,000	(4) (5)	11.5 4.8	6.24 6.24	8-22-12 8-22-12	1,177,291 490,538	2,983,486 1,243,119
William J. O'Shea	300,000 125,000	(4) (5)	11.5 4.8	6.24 6.24	8-22-12 8-22-12	1,177,291 490,538	2,983,486 1,243,119
David P. Southwell	200,000 100,000	(4) (5)	7.7 3.8	6.24 6.24	8-22-12 8-22-12	784,860 392,430	1,988,991 994,495
Robert F. Scumaci	175,000 100,000	(4) (5)	6.7 3.8	6.24 6.24	8-22-12 8-22-12	686,753 392,430	1,740,367 994,495
Douglas E. Reedich, Ph.D.	100,000 50,000	(4) (5)	3.8 1.9	6.24 6.24	8-22-12 8-22-12	392,430 196,215	994,495 497,248

(1)
Stock options granted by the Company generally vest in five equal annual installments commencing one year from the date of grant. See also footnotes 4 and 5 below.

(2)
The exercise price is equal to the closing price of the Common Stock as reported by the NASDAQ National Market on the date of grant.

(3)
Amounts represent hypothetical gains that could be achieved for stock options if exercised at the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date stock options are granted. Actual gains, if any, on stock option exercises will depend on the future performance of Common Stock on the date on which the stock options are exercised.

(4)
The stock options vest in two equal annual installments commencing one year from the date of grant.

(5)
The stock options vest upon the earlier to occur of (i) final approval from the U.S. Food and Drug Administration to market SOLTARA™, ESTORRA™ or XOPENEX® MDI, whichever approval, if any, occurs first and (ii) 7 years after the grant date.

        Option Exercises and Year-End Option Values Table.    The following table sets forth certain information regarding the aggregate shares of Common Stock acquired upon stock option exercises by the Named Executive Officers and the value realized upon such exercises during the year ended December 31, 2002, as well as the number and value of unexercised stock options held by the Named Executive Officers as of December 31, 2002.

Aggregate Option Exercises in Last Fiscal Year and Year-End Option Values

			Number of Securities Underlying Unexercised Options at Year-End(#)		Value of Unexercised In-The-Money Options at Year End($)(2)
	Shares Acquired on Exercise(#)
Name		Value Realized($)(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Timothy J. Barberich	0	0	1,572,513	713,667	1,729,186	1,457,750
William J. O'Shea	0	0	500,833	936,667	0	1,457,750
David P. Southwell	0	0	533,833	496,667	122,720	1,029,000
Robert F. Scumaci	0	0	287,334	477,000	18,880	943,250
Douglas E. Reedich, Ph.D.	0	0	214,000	266,418	0	514,500

(1)
Based on the closing sale price of Common Stock as reported by the NASDAQ National Market on the date of exercise less the option exercise price.

(2)
Value based on the closing sales price of Common Stock as reported by the NASDAQ National Market on December 31, 2002 ($9.67), the last trading day of 2002, less the applicable option exercise price.

        Equity Compensation Plan Information.    The following table provides information about the securities authorized for issuance under the Company's equity compensation plans as of December 31, 2002.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)		Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(2)(3)
	(a)		(b)	(c)
Equity compensation plans approved by security holders	7,945,885	(4)	$23.85	2,488,562	(5)
Equity compensation plans not approved by security holders(6)	154,681		$19.03	4,556,378
Total:	8,100,566	(4)	$23.75	7,044,940	(5)

(1)
Excludes the 4,066,940 shares of Common Stock issuable upon the exercise of stock options that were issued by the Company on January 21, 2003 in connection with a stock option repricing that the Company commenced in July 2002. All of the Company's employees, other than the Company's executive officers, were eligible to participate in the stock option repricing. Under the terms of this stock option repricing, the Company agreed to grant to eligible employees six months and one day after the Company's acceptance of surrendered stock options a stock option to purchase one share of Common Stock for every one share for which a surrendered option was exercisable. Of the 4,066,940 shares issuable, 556,306 shares are issuable under the Company's 1997 Stock Option Plan, 1,450,354 shares are issuable under the 2000 plan and 2,060,280 shares are issuable under the Company's 2002 Stock Incentive Plan.

(2)
In addition to being available for future issuance upon exercise of options that may be granted after December 31, 2002, 1,472,823 shares under the 2000 plan may instead be issued in the form of restricted stock, unrestricted stock, stock appreciation rights, performance shares or other equity-based awards. In addition to being available for future issuance upon exercise of options that may be granted after December 31, 2002, 4,000,000 shares under the 2002 Stock Incentive Plan may instead be issued in the form of restricted stock. See also footnote 1 above.

(3)
Includes 4,066,940 shares issuable upon the exercise of stock options that were issued by the Company on January 21, 2003 in connection with its option repricing. See also footnote 1 above.

(4)
Includes 140,602 shares issuable under the Company's 1998 purchase plan that are issuable in connection with the current offering period, which ends on May 31, 2003. This number assumes that the purchase price for shares purchasable during this offering period will be 85% of the closing price of the Common Stock on the first day of the offering period. If, on the last day of the offering period, the price of the Common Stock is less than $9.31, which was the closing price of the Common Stock on the first day of the offering period, the purchase price will be 85% of the closing price on the last day of the offering period and, therefore, the number of shares issuable could be greater. Also includes 556,378 shares issuable under the Company's 1997 Stock Option Plan.

(5)
With respect to the 2000 plan, this table includes the 1,472,823 shares reserved and available for issuance prior to the meeting but excludes the additional 1,500,000 shares that would be available for issuance if Proposal 2 is approved at the meeting. See "Proposal 2—Amendment to the 2000 Stock Incentive Plan." With respect to the 1998 purchase plan, this table includes the 86,401 shares reserved and available for issuance prior to the meeting but excludes the additional 300,000 shares that would be available for issuance if Proposal 3 is approved at the meeting. See "Proposal 3—Amendment to the 1998 Employee Stock Purchase Plan."

(6)
Includes the Company's 1997 Stock Option Plan and 2002 Stock Incentive Plan.

        In October 1997, the Company's Board of Directors adopted the 1997 Stock Option Plan, or 1997 plan, pursuant to which non-statutory stock options for up to 1,000,000 shares of Common Stock can be granted to employees of the Company and its subsidiaries, other than executive officers.

        The Company's Board of Directors is required to make appropriate adjustments in connection with the 1997 plan, and any outstanding options under the 1997 plan to reflect stock splits, stock dividends, recapitalzations, spin-offs and other similar changes in capitalization. The 1997 plan contains provisions addressing the consequences of any Acquisition Event, which is defined in the 1997 plan as (i) any merger or consolidation which results in the voting securities of the Company outstanding immediately prior thereto representing immediately thereafter (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) less than 50% of the combined voting power of the voting securities of the Company or such surviving or acquiring entity outstanding immediately after such merger or consolidation, (ii) any sale of all or substantially all of the assets of the Company, or (iii) the complete liquidation of the Company. Upon the occurrence of an Acquisition Event, the Board shall provide (A) that all outstanding options are to be assumed, or substituted for, by the acquiring or succeeding entity, (B) any outstanding options shall accelerate and become fully exercisable prior to consummation of the Acquisition Event or (C) for a cash out of the value of any outstanding options.

        In February 2002, the Company's Board of Directors adopted the 2002 Stock Incentive Plan, or 2002 plan, pursuant to which non-statutory stock options for up to 2,500,000 shares of Common Stock could be granted to employees of the Company and its subsidiaries, other than executive officers. In June 2002, the Board of Directors amended the 2002 plan to increase the number of shares reserved for issuance under the plan to 4,000,000.

        The Company's Board of Directors is required to make appropriate adjustments in connection with the 2002 plan, and any outstanding options under the 2002 plan to reflect stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization. The 2002 plan contains provisions addressing the consequences of any Acquisition Event, which is defined in the 2002 plan as (i) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or (ii) any exchange of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange transaction. Upon the occurrence of an Acquisition Event, all outstanding options are to be assumed, or substituted for, by the acquiring or succeeding corporation. However, if the acquiring or succeeding corporation does not agree to assume, or substitute for, outstanding options, then the Board of Directors must either accelerate the options to make them fully exercisable prior to consummation of the Acquisition Event or provide for a cash out of the value of any outstanding options. In addition, upon the occurrence of an Acquisition Event that also constitutes a Change in Control Event, as defined in the 2002 plan, all options then outstanding will accelerate and become immediately and fully exercisable.

Report of the Compensation Committee

        The executive compensation program of the Company is administered by the Compensation Committee, which is composed of three Non-Employee Directors.

        The Company's executive compensation program is designed to retain and reward executives who are capable of leading the Company in achieving its business objectives in the competitive and rapidly changing industries in which the Company competes. The Compensation Committee establishes the compensation policies of the Company for Mr. Barberich, the Chairman of the Board and Chief Executive Officer of the Company, Mr. O'Shea, the President and Chief Operating Officer of the Company, the Company's Executive Vice Presidents and the Company's Senior Vice President, Legal Affairs and Chief Patent Counsel. The Compensation Committee also grants stock options to executive officers pursuant to the Company's equity incentive plans. All decisions by the Compensation Committee relating to the compensation of the Company's executive officers are reviewed by the full Board.

        This report is submitted by the Compensation Committee and addresses the Company's compensation policies for 2002 as they affected Mr. Barberich and the Company's other executive officers.

  Compensation Philosophy

        The objectives of the executive compensation program are to align compensation with business objectives and individual performance and to enable the Company to attract, retain and reward executive officers who are expected to contribute to the long-term success of the Company. The Company's executive compensation philosophy is based on the following principles:

  Competitive and Fair Compensation

        The Company is committed to providing an executive compensation program that helps attract and retain highly qualified executives. To ensure that compensation is competitive, the Company regularly compares its compensation practices with those of other companies in the industry and sets its compensation guidelines based on this review. The Company also seeks to achieve a balance of the compensation paid to a particular individual and the compensation paid to other executives at the Company.

  Sustained Performance

        Executive officers are rewarded based upon corporate performance, business group performance and individual performance. Corporate performance and business group performance are evaluated by reviewing the extent to which strategic and business plan goals are met, including such factors as achievement of operating budgets, establishment of strategic licensing and development alliances with third parties, timely development and introduction of new processes and products and performance relative to competitors. Individual performance is evaluated by reviewing attainment of specified individual objectives and the degree to which teamwork and Company values are fostered.

        In evaluating each executive officer's performance, the Company generally conforms to the following process:

  •
  Company and individual goals and objectives are set for each performance cycle.

  •
  At the end of the performance cycle, the accomplishment of the executive's goals and objectives and his contributions to the Company are evaluated.

  •
  The executive's performance is then compared with peers within the Company and the results are communicated to the executive.

  •
  The comparative results, combined with comparative compensation practices of other companies in the industry, are then used to determine salary and stock compensation levels.

        Annual compensation for the Company's executives generally consists of three elements—salary, bonus and stock options. In late 2001, the Committee established an executive bonus plan for 2002 pursuant to which executives were entitled to receive bonuses based on achievement of individual performance goals. Bonuses totaling $542,609 were paid to the executive officers for 2002.

        The salary for executives is generally set by reviewing compensation for competitive positions in the market and the historical compensation levels of the executives. Increases in annual salaries are based on actual corporate and individual performance against targeted performance and various subjective performance criteria. Targeted performance criteria vary for each executive based on his business group or area of responsibility, and may include:

  •
  achievement of the operating budget for the Company as a whole or of a business group of the Company,

  •
  continued innovation in development and commercialization of the Company's technology and products,

  •
  timely development and introduction of new products or processes,

  •
  development and implementation of successful marketing and commercialization strategies,

  •
  implementation of financing strategies, and

  •
  establishment of strategic licensing and development alliances with third parties.

        Subjective performance criteria include an executive's ability to:

  •
  lead and motivate others,

  •
  develop or obtain the skills necessary to grow as the Company matures,

  •
  recognize and pursue new business opportunities, and

  •
  initiate programs to enhance the Company's growth and success.

        Compensation for executive officers also includes the long-term incentives afforded by stock options. The stock option program is designed to promote the identity of long-term interests between the Company's employees and its stockholders and assist in the retention of executives. The size of option grants is generally intended to reflect the executive's position with the Company and his contributions to the Company, including his success in achieving the individual performance criteria described above. The option program generally uses a five-year vesting period to encourage key employees to continue in the employ of the Company. From time to time, the Compensation Committee chooses to align more closely the vesting of stock options with the achievement by an executive officer of corporate, business group or individual performance goals. In 2002, pursuant to awards set by the Compensation Committee, the Company granted stock options to purchase an aggregate of 1,575,000 shares of Common Stock to executive officers at an exercise price of $6.24 per share. All stock options granted to executive officers in 2002 were granted at fair market value on the date of grant.

        Executive officers are also eligible to participate in the Company's 1998 purchase plan. The 1998 purchase plan is available to virtually all employees of the Company and generally permits participants to purchase stock at a discount of approximately 15% from the fair market value of the stock at the lower of the stock's price at the beginning date or end date of the applicable purchase period.

  Compliance with Internal Revenue Code Section 162(m)

        Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to public companies for certain compensation in excess of $1 million paid to a company's Chief Executive Officer and the four other most highly compensated executive officers. Certain compensation, including qualified performance-based compensation, will not be subject to the deduction limit if certain requirements are met. The Compensation Committee reviews the potential effect of Section 162(m) periodically and generally seeks to structure the long-term incentive compensation granted to its executive officers through option issuances in a manner that is intended to avoid disallowance of deductions under Section 162(m). Nevertheless, there can be no assurance that compensation attributable to awards granted under the Company's equity incentive plans will be treated as qualified performance-based compensation under Section 162(m). In addition, the Compensation Committee reserves the right to use its judgment to authorize compensation payments that may be subject to the limit when the Compensation Committee believes such payments are appropriate and in the best interests of the Company and its stockholders, after taking into consideration changing business conditions and the performance of its employees.

  Compensation of the Chief Executive Officer for 2002

        Mr. Barberich is eligible to participate in the same executive compensation plans available to the other executive officers. The Compensation Committee believes that Mr. Barberich's annual compensation, including the portion of his compensation based upon the Company's stock option program, has been set at a level competitive with other companies in the industry.

        Mr. Barberich's salary for 2002 increased from $417,679 to $436,402. Mr. Barberich received a bonus of $131,051 in 2003 for 2002 performance compared to a bonus of $127,500 in 2002 for 2001 performance. In reviewing and approving Mr. Barberich's annual compensation, the Compensation Committee evaluated the Company's performance in 2002 versus the goals and objectives established for the year. They reviewed the progress in the Company's Drug Discovery and Research and

Development Programs, its market share and sales growth of XOPENEX, its license and royalty income, its financial and cash flow positions, as well as stockholder value.

Compensation Committee
James G. Andress Digby W. Barrios James F. Mrazek

Compensation Committee Interlocks and Insider Participation

        The current members of the Compensation Committee are Messrs. Andress, Barrios and Mrazek. No member of the Compensation Committee was at any time during 2002, or formerly, an officer or employee of the Company or any subsidiary of the Company, nor has any member of the Compensation Committee had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

        No executive officer of the Company has served as a director or member of the Compensation Committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director of or member of the Compensation Committee of the Company.

Comparative Stock Performance

        The comparative stock performance graph below compares the cumulative stockholder return on Common Stock for the period from December 31, 1997 through the year ended December 31, 2002 with the cumulative total return on (i) the Total Return Index for the NASDAQ Stock Market (U.S. Companies) (the "NASDAQ Composite Index"), and (ii) the NASDAQ Pharmaceutical Index (assuming the investment of $100 in the Company's Common Stock, the NASDAQ Composite Index and the NASDAQ Pharmaceutical Index on December 31, 1997 and reinvestment of all dividends). Measurement points are the last trading days of each of the years ended December 31, 1997, 1998, 1999, 2000, 2001 and 2002.

STOCK PERFORMANCE GRAPH

	12/31/97	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02
Sepracor Inc.	$100.00	$219.97	$247.58	$400.00	$284.85	$48.27
NASDAQ Composite Index	100.00	146.08	131.37	167.64	142.86	111.86
NASDAQ Pharmaceutical Index	100.00	139.63	259.13	157.32	124.20	85.05

Employment Agreements

        Under a letter agreement, dated June 10, 1994, between the Company and Mr. Southwell, the Company has agreed to pay Mr. Southwell one year's salary plus bonus and benefits in the event of termination of Mr. Southwell's employment. Notwithstanding the foregoing, no amounts will be paid under this letter agreement if Mr. Southwell receives compensation under the executive retention agreement described below.

        Under a letter agreement, dated February 23, 1995, between the Company and Mr. Scumaci, the Company has agreed to pay Mr. Scumaci one year's salary plus pro rata bonus and benefits in the event of termination of Mr. Scumaci's employment after his fifth year of employment. Notwithstanding the foregoing, no amounts will be paid under this letter agreement if Mr. Scumaci receives compensation under the executive retention agreement described below.

        Under a letter agreement, dated September 10, 1999, between the Company and Mr. O'Shea, the Company has agreed to pay Mr. O'Shea one year's salary and benefits in the event of termination of Mr. O'Shea's employment. Notwithstanding the foregoing, no amounts will be paid under this letter agreement if Mr. O'Shea receives compensation under the executive retention agreement described below.

        In February 1999, the Board of Directors approved a plan concerning the payment of gross-up payments to officers and employees of the Company. In the event of a change in ownership or control of the Company, if any of the payments or benefits received by any officer or employee of the Company constitute "parachute payments" and are therefore subject to the excise tax imposed by Section 4999 of the Code, the Company shall pay to such officer or employee an additional gross-up payment so that the officer or employee will be placed in the same after-tax financial position he would have been in if the officer or employee had not incurred any tax liability under Section 4999 of the Code.

        In February 2001, the Compensation Committee approved executive retention agreements for each of Mr. Barberich, Mr. O'Shea, Mr. Reedich, Mr. Scumaci and Mr. Southwell (collectively, the "Executive Officers"). The executive retention agreement between the Company and Mr. Barberich provides that if there is a change in control of the Company, as defined in the agreement, then (a) Mr. Barberich will receive an amount equal to two times the highest annual salary and bonus received by Mr. Barberich during the five full fiscal years prior to the change in control, (b) Mr. Barberich will continue to receive, for a period of 24 months, benefits comparable to those he was receiving immediately prior to the change in control, with limited exceptions, even if Mr. Barberich's employment terminates during the 24-month period, and (c) all stock options held by him will vest and become fully exercisable.

        The executive retention agreements between the Company and each of the other Executive Officers provide that if there is a change in control of the Company, as defined in the agreement, and the Executive Officer is terminated without cause, or the Executive Officer resigns for good reason, within 24 months following the change in control, each as defined in the agreement, then (a) the Executive Officer will receive an amount equal to two times the highest annual salary and bonus received by him during the five full fiscal years prior to the change in control, (b) the Executive Officer will continue to receive, for a period of 24 months after termination of employment, benefits comparable to those he was receiving prior to termination and (c) all stock options held by him will vest and become fully exercisable. The Executive Officer will not be entitled to these benefits if his employment is terminated by the Company for cause, by the Executive Officer other than for good reason or as a result of his death.

PROPOSAL 2—AMENDMENT TO THE 2000 STOCK INCENTIVE PLAN

        The Board of Directors believes that the continued growth and profitability of the Company depends, in large part, on its ability to maintain a competitive position in attracting, retaining and motivating key employees with experience and ability. Under the Company's 2000 plan, the Company is currently authorized to issue up to 4,000,000 shares of Common Stock (subject to adjustment in the event of stock splits and other similar events) pursuant to awards granted under the 2000 plan. As of January 31, 2003, there were 1,939,720 shares available for future awards under the 2000 plan. Accordingly, on February 20, 2003, the Board of Directors adopted, subject to stockholder approval, an amendment to the 2000 plan that increased from 4,000,000 to 5,500,000 the number of shares of Common Stock available for issuance under the 2000 plan (subject to adjustment in the event of stock splits and other similar events).

Summary of the 2000 Plan

        The following is a summary of the material provisions of the 2000 plan.

  Description of Awards

        The 2000 plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Code, nonstatutory stock options, restricted stock awards and other stock-based awards, including the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights (collectively "Awards").

        Incentive Stock Options and Nonstatutory Stock Options.    Optionees receive the right to purchase a specified number of shares of Common Stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. All options granted under the 2000 plan will be granted at an exercise price equal to or greater than the fair market value of the Common Stock on the date of grant. Under current law, however, incentive stock options may not be granted to optionees holding more than 10% of the total combined voting power of the Company or its subsidiaries at an exercise price less than 110% of the fair market. Options may not be granted for a term in excess of ten years (five years in the case of incentive stock options granted to optionees holding more than 10% of the total combined voting power of the Company or its subsidiaries). The 2000 plan permits the Board to determine the manner of payment of the exercise price of options, including through payment by cash, check or in connection with a "cashless exercise" through a broker, by surrender to the Company of shares of Common Stock, by delivery to the Company of a promissory note, or by any other lawful means.

        In the event of a "Change of Control" of the Company, all outstanding options immediately vest. As defined in the 2000 plan, a "Change of Control" means: (a) any merger or consolidation which results in the voting securities of the Company outstanding immediately prior thereto representing immediately thereafter (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) less than 30% of the combined voting power of the voting securities of the Company or such surviving or acquiring entity outstanding immediately after such merger or consolidation; (b) any sale of all, or substantially all, the assets of the Company; or (c) the complete liquidation of the Company.

        Restricted Stock Awards.    Restricted Stock Awards entitle recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares from the recipient in the event that the conditions specified in the applicable Award are not satisfied prior to the end of the applicable restriction period established for such Award.

        Other Stock-Based Awards.    Under the 2000 plan, the Board has the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board may determine, including the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights.

  Eligibility to Receive Awards

        Officers, employees, directors, consultants and advisors of the Company, its subsidiaries and other business ventures in which the Company has a significant interest are eligible to be granted Awards under the 2000 plan. Under current law, however, incentive stock options may only be granted to employees. The maximum number of shares with respect to which Awards may be granted to any participant under the 2000 plan may not exceed 500,000 shares per calendar year. It is expected that stock options will generally become exercisable over a five-year period and expire ten years after the date of grant (subject to earlier termination in the event of the termination of the optionee's employment or other relationship with the Company).

        As of March 31, 2003, approximately 798 persons were eligible to receive Awards under the 2000 plan, including the Company's five executive officers and six Non-Employee Directors. The granting of Awards under the 2000 plan is discretionary, and the Company cannot now determine the number or type of Awards to be granted in the future to any particular person or group.

        On April 3, 2003, the last reported sale price of the Company's Common Stock on the NASDAQ National Market was $15.92.

  Administration

        The 2000 plan is administered by the Board of Directors. The Board has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2000 plan and to interpret the provisions of the 2000 plan. Pursuant to the terms of the 2000 plan, the Board of Directors may delegate authority under the 2000 plan to one or more committees of the Board. The Board has authorized the Compensation Committee to administer certain aspects of the 2000 plan, including the granting of options to executive officers. Subject to any applicable limitations contained in the 2000 plan, the Board of Directors, the Compensation Committee, or any other committee to whom the Board delegates authority, as the case may be, selects the recipients of Awards and determines (i) the number of shares of Common Stock covered by options and the dates upon which such options become exercisable, (ii) the exercise price of options, (iii) the duration of options, (iv) the number of shares of Common Stock subject to any restricted stock or other stock-based Awards and (v) the terms and conditions of such Awards, including conditions for repurchase, issue price and repurchase price.

        The Board of Directors is required to make appropriate adjustments in connection with the 2000 plan and any outstanding Awards to reflect stock dividends, stock splits and certain other events. If any Award expires or is terminated, surrendered, canceled or forfeited, the unused shares of Common Stock covered by such Award will again be available for grant under the 2000 plan.

  Amendment or Termination

        No Award may be made under the 2000 plan after February 24, 2010, but Awards previously granted may extend beyond that date. The Board of Directors may at any time amend, suspend or terminate the 2000 plan, except that no Award designated as subject to Section 162(m) of the Code by the Board of Directors after the date of such amendment shall become exercisable, realizable or vested (to the extent such amendment was required to grant such Award) unless and until such amendment shall have been approved by the Company's stockholders as required by Section 162(m).

Federal Income Tax Consequences

        The following generally summarizes the United States federal income tax consequences that generally will arise with respect to awards granted under the 2000 plan. This summary is based on the tax laws in effect as of the date of this proxy statement. Changes to these laws could alter the tax consequences described below.

        Incentive Stock Options.    A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by the Company or its corporate parent or majority-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under "Nonstatutory Stock Options." The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

        A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

        Nonstatutory Stock Options.    A participant will not have income upon the grant of a nonstatutory stock option. A participant will have compensation income upon the exercise of a nonstatutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

        Restricted Stock.    A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

        Tax Consequences to the Company.    There will be no tax consequences to the Company except that the Company will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

Board Recommendation

        The Board of Directors believes that the approval of the amendment to the 2000 plan is in the best interests of the Company and its stockholders and therefore recommends a vote FOR this proposal.

PROPOSAL 3—AMENDMENT TO THE 1998 EMPLOYEE STOCK PURCHASE PLAN

        The Board of Directors believes it is in the best interests of the Company to encourage stock ownership by employees of the Company. Under the Company's 1998 purchase plan, the Company has currently reserved 600,000 shares of Common Stock to provide eligible employees, including officers and directors who are employees, with opportunities to purchase shares of Common Stock. As of January 31, 2003, there were 88,901 shares available for future purchase under the 1998 purchase plan. Accordingly, on February 20, 2003, the Board adopted, subject to stockholder approval, an amendment to the 1998 purchase plan increasing the number of shares of Common Stock authorized for purchase under the 1998 purchase plan from 600,000 shares to 900,000 shares.

Summary

        The following is a summary of the material provisions of the 1998 purchase plan.

  General

        The 1998 purchase plan consists of one or more semi-annual offerings. The offering periods are June 1 to the next succeeding November 30, and December 1 to the next succeeding May 31. The number of shares available for any offering may be increased by the shares, if any, which were made available but not purchased during prior offerings under the 1998 purchase plan.

        An employee may elect to have up to a maximum of 10% deducted from his or her regular salary. The price at which the employee's option is exercised is the lower of (i) 85% of the closing price of the Common Stock as quoted on the NASDAQ National Market on the day that the offering commences or (ii) 85% of the closing price of the Common Stock as quoted on the NASDAQ National Market on the day that the offering terminates. No employee may be granted an option that permits his rights to purchase common stock under the 1998 purchase plan (and any other such plan of the Company) to accrue at a rate that exceeds $25,000 of the fair market value of such common stock (determined as of the grant date) for each calendar year in which such option is outstanding at any time.

  Eligibility

        With certain limited exceptions in the case of employees already holding a significant amount of Common Stock, each employee of the Company (including officers and directors who are employees) as of the date an offering commences and who is customarily employed for more than 20 hours per week and more than five months per year is eligible to participate in the 1998 purchase plan. As of March 31, 2003, approximately 792 employees of the Company and its subsidiaries, including the Company's five executive officers, were eligible to participate in the 1998 purchase plan.

        Because future option grants under the 1998 purchase plan will be at the election of each officer or employee, the benefits to be received by any particular current executive officer, by all current executive officers as a group, or by non-executive officer employees as a group cannot be determined by the Company at this time. Directors who are neither officers nor employees of the Company are not eligible to participate in the 1998 purchase plan.

        Since the adoption of the 1998 purchase plan, the following persons and groups purchased and have an option to purchase on May 31, 2003, the last day of the current offering period, the number of shares listed:

	Number of Shares Purchased Under 1998 Plan(1)	Number of Shares Purchasable During Current Offering Period(2)
Timothy J. Barberich	2,316	2,849
William J. O'Shea	1,624	0
David P. Southwell	3,130	0
Robert F. Scumaci	1,921	0
Douglas E. Reedich, Ph.D.	2,179	0
All Current Executive Officers as a Group	11,170	2,849
All Current Non-Executive Employees as a Group	312,223	135,253

(1)
Share numbers have been adjusted to reflect a two-for-one split of the Common Stock in the form of a stock dividend effected on February 25, 2000.

(2)
Share numbers assume that the purchase price for the shares purchasable during the current offering period is 85% of the closing price of the Common Stock on the first day of the offering period. If, on the last day of the offering period, the closing price of the Common Stock is less than $9.31, which was the closing price of the Common Stock on the first day of the offering period, the purchase price will be 85% of the closing price on the last day of the offering period and, therefore, the number of shares purchasable may be greater.

        No person has purchased greater than 5% of the shares issued under the 1998 purchase plan.

        On April 3, 2003, the last reported sale price of the Common Stock on the NASDAQ National Market was $15.92.

  Amendments; Administration

        The 1998 purchase plan is administered by the Compensation Committee of the Board of Directors, which is authorized to make rules and regulations for the administration and interpretation of the 1998 purchase plan. The Compensation Committee may amend the 1998 purchase plan at any time. However, no amendment shall be made without prior approval of the stockholders of the Company if such amendment would (i) materially increase the benefits accruing to participants under the plan, (ii) materially increase the number of shares that may be issued under the plan or (iii) materially modify the requirements as to eligibility for participants under the plan.

Federal Income Tax Consequences

        The following generally summarizes the United States federal income tax consequences that will arise with respect to participation in the 1998 purchase plan and with respect to the sale of Common Stock acquired under the 1998 purchase plan. This summary is based on the tax laws in effect as of the date of this proxy statement. Changes to these laws could alter the tax consequences described below.

        Tax Consequences to Participants.    A participant will not have income upon enrolling in the 1998 purchase plan or upon purchasing stock at the end of an offering.

        A participant may have both compensation income and capital gain income or both compensation income and a capital loss upon the sale of stock that was acquired under the 1998 purchase plan. The amount of each type of income and loss will depend on when the participant sells the stock.

        If the participant sells the stock more than two years after the commencement of the offering during which the stock was purchased and more than one year after the date that the participant purchased the stock, then the participant will have compensation income equal to the lesser of:

  •
  15% of the value of the stock on the day the offering commenced; and

  •
  the participant's profit (the excess of the sales proceeds over the purchase price).

Any excess profit will be long-term capital gain. If the participant sells the stock at a loss (if sales proceeds are less than the purchase price) after satisfying these waiting periods, then the loss will be a long-term capital loss.

        If the participant sells the stock prior to satisfying these waiting periods, then he or she will have engaged in a disqualifying disposition. Upon a disqualifying disposition, the participant will have compensation income equal to the value of the stock on the day he or she purchased the stock less the purchase price. If the participant's profit exceeds the compensation income, then the excess profit will be capital gain. If the participant's profit is less than the compensation income, then the participant will have a capital loss equal to the value of the stock on the day he or she purchased the stock less the sales proceeds. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

        Tax Consequences to the Company.    There will be no tax consequences to the Company except that the Company will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

Board Recommendation

The Board of Directors believes that the approval of the amendment to the 1998 purchase plan is in the best interests of the Company and its stockholders and therefore recommends a vote FOR this proposal.

Report of the Audit Committee of the Board of Directors

        The Audit Committee of the Company's Board of Directors is composed of three members and acts under a written charter first adopted and approved in April 2000. The members of the Audit Committee are independent directors, as defined by its charter and the rules of the NASDAQ Stock Market. The Audit Committee held five meetings during the fiscal year ended December 31, 2002.

        The Audit Committee reviewed the Company's audited financial statements for the fiscal year ended December 31, 2002, and discussed these financial statements with the Company's management. Management is responsible for the Company's internal controls and the financial reporting process. The Company's independent auditors are responsible for performing an independent audit of the Company's financial statements in accordance with generally accepted accounting principles and to issue a report on those financial statements. The Audit Committee is responsible for monitoring and overseeing these processes. As appropriate, the Audit Committee reviews and evaluates, and discusses with the Company's management, internal accounting, financial and auditing personnel and the independent auditors, the following:

  •
  the plan for, and the independent auditors' report on, each audit of the Company's financial statements;
  •
  the Company's financial disclosure documents, including all financial statements and reports filed with the Securities and Exchange Commission or sent to stockholders;
  •
  management's selection, application and disclosure of critical accounting policies;
  •
  changes in the Company's accounting practices, principles, controls or methodologies;
  •
  significant developments or changes in accounting rules applicable to the Company; and
  •
  the adequacy of the Company's internal controls and accounting, financial and auditing personnel.

        In addition, the Audit Committee meets periodically with the Company's independent auditors, outside the presence of the Company's management, to discuss the Company's accounting practices, principles, controls and methodologies, and the adequacy of the Company's internal controls and accounting, financial and auditing personnel.

        Management represented to the Audit Committee that the Company's financial statements had been prepared in accordance with generally accepted accounting principles.

        The Audit Committee also reviewed and discussed the audited financial statements and the matters required by Statement on Auditing Standards 61 (Communication with Audit Committees) with PricewaterhouseCoopers LLP, the Company's independent auditors. SAS 61 requires the Company's independent auditors to discuss with the Company's Audit Committee, among other things, the following:

  •
  methods to account for significant unusual transactions;
  •
  the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;
  •
  the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors' conclusions regarding the reasonableness of those estimates; and

  •
  disagreements with management over the application of accounting principles, the basis for management's accounting estimates and the disclosures in the financial statements.

        The Company's independent auditors also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Independence Standards Board Standard No. 1 requires auditors annually to disclose in writing all relationships that in the auditors' professional opinion may reasonably be thought to bear on independence, confirm their perceived independence and engage in a discussion of independence. The Audit Committee discussed with the independent auditors the matters disclosed in this letter and their independence from the Company. The Audit Committee also considered whether the independent auditors' provision of certain other, non-audit related services to the Company, which are referred to below under "Independent Auditors Fees and Other Matters", is compatible with maintaining such auditors' independence.

        Based on its discussions with management and the independent auditors, and its review of the representations and information provided by management and the independent auditors, the Audit Committee recommended to the Company's Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2002.

Audit Committee
Robert J. Cresci James F. Mrazek Alan A. Steigrod

Independent Auditors Fees and Other Matters

Audit Fees

        During the fiscal years ended December 31, 2002 and 2001, PricewaterhouseCoopers billed the Company an aggregate of $203,193 and $259,660, respectively, in fees for professional services rendered in connection with the audit of the Company's financial statements for the fiscal years ended December 31, 2002 and 2001 and the reviews of the financial statements included in each of the Company's quarterly reports on Form 10-Q during the fiscal years ended December 31, 2002 and 2001. Included in the fees billed during the fiscal year ended December 31, 2001 is $106,020 for services in connection with the Company's offering of $500 million principal amount of its 5 3/4% Notes.

Audit-Related Fees

        During the fiscal years ended December 31, 2002 and 2001, PricewaterhouseCoopers billed the Company $28,594 and $48,790, respectively, for audit-related services. For both years, these audit-related services consisted of services for accounting consultations and the audit of the Company's Savings and Investment Plan for Employees.

Tax Fees

        During the fiscal years ended December 31, 2002 and 2001, PricewaterhouseCoopers billed the Company $205,650 and $84,550, respectively, for tax related services. For both years, these tax-related services consisted of tax compliance, tax advice and tax planning services. Included in the fees billed during the fiscal year ended December 31, 2002 is $90,000 for services related to a Massachusetts sales and tax audit defense.

All Other Fees

        During the fiscal years ended December 31, 2002 and 2001, PricewaterhouseCoopers billed the Company an aggregate of $0 and $33,857, respectively, in fees for other services rendered to the Company and its affiliates. The $33,857 billed during the fiscal year ended December 31, 2001 was for human resources and benefits consulting.

Pre-Approval Policies for Non-Audit Services

        In February 2002, the Company established a policy pursuant to which the Company will not engage its auditors to perform any non-audit service unless the Audit Committee pre-approves the service.

        The Audit Committee pre-approved 100% of the non-audit services performed for the Company by PricewaterhouseCoopers during 2002.

PROPOSAL 4—RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

        The Board of Directors, upon the recommendation of the Audit Committee, has selected the firm of PricewaterhouseCoopers LLP as the Company's independent auditors for the current fiscal year. PricewaterhouseCoopers LLP has served as the Company's independent auditors since 1985. Although stockholder approval of the Board of Directors' selection of PricewaterhouseCoopers LLP is not required by law, the Board of Directors believes that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the Annual Meeting, the Board of Directors will reconsider its selection of PricewaterhouseCoopers LLP. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

Board Recommendation

        The Board of Directors believes that the selection of PricewaterhouseCoopers LLP as the Company's independent auditors is in the best interests of the Company and its stockholders and therefore recommends a vote FOR this proposal.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires the Company's directors, executive officers and holders of more than 10% of the Company's Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Based solely on its review of copies of Section 16(a) reports furnished to the Company and representations made to the Company, the Company believes that during 2002 its officers, directors and holders of more than 10% of the Company's Common Stock complied with all Section 16(a) filing requirements.

Matters to Be Considered at the Meeting

        The Board of Directors does not know of any other matters which may come before the Annual Meeting. However, if any other matters are properly presented to the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

Solicitation of Proxies

        All costs of solicitation of proxies will be borne by the Company. The Company's directors, officers and regular employees, without additional remuneration, may solicit proxies by mail, courier, telephone, facsimile and personal interviews. In addition, the Company has retained D.F. King & Co., Inc. to solicit proxies by mail, courier, telephone and facsimile and to request brokers, custodians and fiduciaries to forward proxy soliciting material to the owners of the stock held in their name. For these services, the Company will pay a fee of approximately $4,000 plus expenses. The Company will reimburse brokers, custodians and fiduciaries for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

Delivery of Security Holder Documents

        Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of our proxy statement or annual report may have been sent to multiple stockholders in your household. The Company will promptly deliver a separate copy of either document to you if you call or write us at the following address or telephone number: 84 Waterford Drive, Marlborough, Massachusetts, 01752, Attention: Investor Relations; 508-481-6700. If you want to receive separate copies of the annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact the Company at the above address and telephone number.

Deadline for Submission of Stockholder Proposals for the 2004 Annual Meeting

        Proposals of stockholders intended to be presented at the 2004 Annual Meeting of Stockholders must be received by the Company at its principal office in Marlborough, Massachusetts not later than December 20, 2003 for inclusion in the proxy statement for that meeting.

        In addition, the Company's By-Laws require that the Company be given advance notice of stockholder nominations for election to the Company's Board of Directors and of other matters which stockholders wish to present for action at an annual meeting of stockholders (other than matters included in the Company's proxy statement in accordance with Rule 14a-8). The required notice must be received by the Secretary of the Company at the principal offices of the Company not less than 60 days nor more than 90 days prior to the first anniversary date of the preceding year's annual meeting of stockholders. The advance notice provisions of the Company's By-laws supersede the notice requirements contained in recent amendments to Rule 14a-4 under the Exchange Act.

By Order of the Board of Directors,
DAVID P. SOUTHWELL Secretary
April 18, 2003

        THE BOARD OF DIRECTORS ENCOURAGES STOCKHOLDERS TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THIS MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

Appendix A

        AMENDMENT NO 2. TO
2000 STOCK INCENTIVE PLAN
OF
SEPRACOR INC.

        The 2000 Stock Incentive Plan (the "Plan") of Sepracor Inc. be, and hereby is, amended as follows:

        1.    Section 4, paragraph (a) is deleted in its entirety and the following is substituted in its place:

        "(a)    Number of Shares.    Subject to adjustment under Section 8, Awards may be made under the Plan for up to 5,5000,000 shares of common stock, $.10 par value per share, of the Company (the "Common Stock"). If any Award expires or is terminated, surrendered or cancelled without having been fully exercised or is forfeited in whole or in part or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan, subject, however, in the case of Incentive Stock Options (as hereinafter defined), to any limitation required under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares."

Adopted by the Board of Directors on February 20, 2003

AMENDMENT NO 1. TO
2000 STOCK INCENTIVE PLAN
OF
SEPRACOR INC.

        The 2000 Stock Incentive Plan (the "Plan") of Sepracor Inc. be, and hereby is, amended as follows:

        1.    Section 4, paragraph (a) is deleted in its entirety and the following is substituted in its place:

        "(a)    Number of Shares.    Subject to adjustment under Section 8, Awards may be made under the Plan for up to 4,000,000 shares of common stock, $.10 par value per share, of the Company (the "Common Stock"). If any Award expires or is terminated, surrendered or cancelled without having been fully exercised or is forfeited in whole or in part or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan, subject, however, in the case of Incentive Stock Options (as hereinafter defined), to any limitation required under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares."

                    Adopted by the Board of Directors on February 21, 2002
                    Adopted by the Stockholders on May 22, 2002

SEPRACOR INC.

2000 STOCK INCENTIVE PLAN

1.    Purpose

        The purpose of this 2000 Stock Incentive Plan (the "Plan") of Sepracor Inc., a Delaware corporation (the "Company"), is to advance the interests of the Company's stockholders by enhancing the Company's ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing such persons with equity ownership opportunities and performance-based incentives and thereby better aligning the interests of such persons with those of the Company's stockholders. Except where the context otherwise requires, the term "Company" shall include any of the Company's present or future subsidiary corporations as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the "Code") and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a significant interest, as determined by the Board of Directors of the Company (the "Board").

2.    Eligibility

        All of the Company's employees, officers, directors, consultants and advisors (and any individuals who have accepted an offer for employment) are eligible to be granted options, restricted stock awards, or other stock-based awards (each, an "Award") under the Plan. Each person who has been granted an Award under the Plan shall be deemed a "Participant".

3.    Administration, Delegation

        (a)    Administration by Board of Directors.    The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board's sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

        (b)    Appointment of Committees.    To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a "Committee"). All references in the Plan to the "Board" shall mean the Board or a Committee of the Board referred to in Section 3(b) to the extent that the Board's powers or authority under the Plan have been delegated to such Committee.

4.    Stock Available for Awards

        (a)    Number of Shares.    Subject to adjustment under Section 8, Awards may be made under the Plan for up to 2,500,000 shares of common stock, $.10 par value per share, of the Company (the "Common Stock"). If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan, subject, however, in the case of Incentive Stock Options (as hereinafter defined), to any limitation required under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

        (b)    Per-Participant Limit.    Subject to adjustment under Section 8, for Awards granted after the Common Stock is registered under the Securities Exchange Act of 1934 (the "Exchange Act"), the maximum number of shares of Common Stock with respect to which Awards may be granted to any Participant under the Plan shall be 500,000 per calendar year. The per-Participant limit described in this Section 4(b) shall be construed and applied consistently with Section 162(m) of the Code ("Section 162(m)").

5.    Stock Options

        (a)    General.    The Board may grant options to purchase Common Stock (each, an "Option") and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option which is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a "Nonstatutory Stock Option".

        (b)    Incentive Stock Options.    An Option that the Board intends to be an "incentive stock option" as defined in Section 422 of the Code (an "Incentive Stock Option") shall only be granted to employees of the Company and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) which is intended to be an Incentive Stock Option is not an Incentive Stock Option.

        (c)    Exercise Price.    The Board shall establish the exercise price at the time each Option is granted and specify it in the applicable option agreement, provided, however, that the exercise price shall not be less than 100% of the fair market value of the Common Stock, as determined by the Board, at the time the Option is granted.

        (d)    Duration of Options.    Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement, provided however, that no Option will be granted for a term in excess of ten years.

        (e)    Exercise of Option.    Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised.

        (f)    Payment Upon Exercise.    Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

          (1)  in cash or by check, payable to the order of the Company;

          (2)  except as the Board may, in its sole discretion, otherwise provide in an option agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price;

          (3)  when the Common Stock is registered under the Exchange Act, by delivery of shares of Common Stock owned by the Participant valued at their fair market value as determined by (or in a manner approved by) the Board in good faith ("Fair Market Value"), provided (i) such method of payment is then permitted under applicable law and (ii) such Common Stock was owned by the Participant at least six months prior to such delivery;

          (4)  to the extent permitted by the Board, in its sole discretion by (i) delivery of a promissory note of the Participant to the Company on terms determined by the Board, or (ii) payment of such other lawful consideration as the Board may determine; or

          (5)  by any combination of the above permitted forms of payment.

        (g)    Substitute Options.    In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Options in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Options may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Options contained in the other sections of this Section 5.

6.    Restricted Stock

        (a)    Grants.    The Board may grant Awards entitling recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award (each, a "Restricted Stock Award").

        (b)    Terms and Conditions.    The Board shall determine the terms and conditions of any such Restricted Stock Award, including the conditions for repurchase (or forfeiture) and the issue price, if any. Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant's death (the "Designated Beneficiary"). In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant's estate.

7.    Other Stock-Based Awards

        The Board shall have the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board may determine, including the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights.

8.    Adjustments for Changes in Common Stock and Certain Other Events

        (a)    Changes in Capitalization.    In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a normal cash dividend, (i) the number and class of securities available under this Plan, (ii) the per-Participant limit set forth in Section 4(b), (iii) the number and class of securities and exercise price per share subject to each outstanding Option, (iv) the repurchase price per share subject to each outstanding Restricted Stock Award, and (v) the terms of each other outstanding Award shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent the Board shall determine, in good faith, that such an adjustment (or substitution) is necessary and appropriate. If this Section 8(a) applies and Section 8(c) also applies to any event, Section 8(c) shall be applicable to such event, and this Section 8(a) shall not be applicable.

        (b)    Liquidation or Dissolution.    In the event of a proposed liquidation or dissolution of the Company, the Board shall upon written notice to the Participants provide that all then unexercised Options will (i) become exercisable in full as of a specified time at least 10 business days prior to the effective date of such liquidation or dissolution and (ii) terminate effective upon such liquidation or dissolution, except to the extent exercised before such effective date. The Board may specify the effect of a liquidation or dissolution on any Restricted Stock Award or other Award granted under the Plan at the time of the grant of such Award.

        (c)    Acquisition and Change in Control Events

          (1)    Definitions

    (a)
    An "Acquisition Event" shall mean:

    (i)
    any merger or consolidation of the Company with or into another entity as a result of which the Common Stock is converted into or exchanged for the right to receive cash, securities or other property; or

    (ii)
    any exchange of shares of the Company for cash, securities or other property pursuant to a statutory share exchange transaction.

    (b)
    A "Change in Control Event" shall mean:

    (i)
    the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) 30% or more of either (x) the then-outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (y) the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control Event: (A) any acquisition directly from the Company (excluding an acquisition pursuant to the exercise, conversion or exchange of any security exercisable for, convertible into or exchangeable for common stock or voting securities of the Company, unless the Person exercising, converting or exchanging such security acquired such security directly from the Company or an underwriter or agent of the Company), (B) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (C) any acquisition by any corporation pursuant to a Business Combination (as defined below) which complies with clauses (x) and (y) of subsection (iii) of this definition; or

    (ii)
    such time as the Continuing Directors (as defined below) do not constitute a majority of the Board (or, if applicable, the Board of Directors of a successor corporation to the Company), where the term "Continuing Director" means at any date a member of the Board (x) who was a member of the Board on the date of the initial adoption of this Plan by the Board or (y) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; provided, however, that there shall be excluded from this clause (y) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board; or

      (iii)
      the consummation of a merger, consolidation, reorganization, recapitalization or statutory share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (x) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company's assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the "Acquiring Corporation") in substantially the same proportions as their ownership of the Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively, immediately prior to such Business Combination and (y) no Person (excluding the Acquiring Corporation or any employee benefit plan (or related trust) maintained or sponsored by the Company or by the Acquiring Corporation) beneficially owns, directly or indirectly, 30% or more of the then-outstanding shares of common stock of the Acquiring Corporation, or of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to the Business Combination).

          (2)    Effect on Options

            (a)    Acquisition Event.    Upon the occurrence of an Acquisition Event (regardless of whether such event also constitutes a Change in Control Event), or the execution by the Company of any agreement with respect to an Acquisition Event (regardless of whether such event will result in a Change in Control Event), the Board shall provide that all outstanding Options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof); provided that if such Acquisition Event also constitutes a Change in Control Event, except to the extent specifically provided to the contrary in the instrument evidencing any Option or any other agreement between a Participant and the Company, such assumed or substituted options shall be immediately exercisable in full upon the occurrence of such Acquisition Event. For purposes hereof, an Option shall be considered to be assumed if, following consummation of the Acquisition Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Acquisition Event, the consideration (whether cash, securities or other property) received as a result of the Acquisition Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Acquisition Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Acquisition Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of

    Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in fair market value to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Acquisition Event.

          Notwithstanding the foregoing, if the acquiring or succeeding corporation (or an affiliate thereof) does not agree to assume, or substitute for, such Options, then the Board shall, upon written notice to the Participants, provide that all then unexercised Options will become exercisable in full as of a specified time prior to the Acquisition Event and will terminate immediately prior to the consummation of such Acquisition Event, except to the extent exercised by the Participants before the consummation of such Acquisition Event; provided, however, in the event of an Acquisition Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share of Common Stock surrendered pursuant to such Acquisition Event (the "Acquisition Price"), then the Board may instead provide that all outstanding Options shall terminate upon consummation of such Acquisition Event and that each Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (A) the Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding Options (whether or not then exercisable), exceeds (B) the aggregate exercise price of such Options.

            (b)    Change in Control Event that is not an Acquisition Event.    Upon the occurrence of a Change in Control Event that does not also constitute an Acquisition Event, except to the extent specifically provided to the contrary in the instrument evidencing any Option or any other agreement between a Participant and the Company, all Options then-outstanding shall automatically become immediately exercisable in full.

          (3)    Effect on Restricted Stock Awards

            (a)    Acquisition Event that is not a Change in Control Event.    Upon the occurrence of an Acquisition Event that is not a Change in Control Event, the repurchase and other rights of the Company under each outstanding Restricted Stock Award shall inure to the benefit of the Company's successor and shall apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Acquisition Event in the same manner and to the same extent as they applied to the Common Stock subject to such Restricted Stock Award.

            (b)    Change in Control Event.    Upon the occurrence of a Change in Control Event (regardless of whether such event also constitutes an Acquisition Event), except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock Award or any other agreement between a Participant and the Company, all restrictions and conditions on all Restricted Stock Awards then-outstanding shall automatically be deemed terminated or satisfied.

          (4)    Effect on Other Awards

            (a)    Acquisition Event that is not a Change in Control Event.    The Board shall specify the effect of an Acquisition Event that is not a Change in Control Event on any other Award granted under the Plan at the time of the grant of such Award.

            (b)    Change in Control Event.    Upon the occurrence of a Change in Control Event (regardless of whether such event also constitutes an Acquisition Event), except to the extent specifically provided to the contrary in the instrument evidencing any other Award or any other agreement between a Participant and the Company, all other Awards shall become exercisable, realizable or vested in full, or shall be free of all conditions or restrictions, as applicable to each such Award.

          (5)    Limitations.    Notwithstanding the foregoing provisions of this Section 8(c), if the Change in Control Event is intended to be accounted for as a "pooling of interests" for financial accounting purposes, and if the acceleration to be effected by the foregoing provisions of this Section 8(c) would preclude accounting for the Change in Control Event as a "pooling of interests" for financial accounting purposes, then no such acceleration shall occur upon the Change in Control Event.

9.    General Provisions Applicable to Awards

        (a)    Transferability of Awards.    Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

        (b)    Documentation.    Each Award shall be evidenced by a written instrument in such form as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

        (c)    Board Discretion.    Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

        (d)    Termination of Status.    The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, the Participant's legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award.

        (e)    Withholding.    Each Participant shall pay to the Company, or make provision satisfactory to the Board for payment of, any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability. Except as the Board may otherwise provide in an Award, when the Common Stock is registered under the Exchange Act, Participants may, to the extent then permitted under applicable law, satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

        (f)    Amendment of Award.    The Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant's consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

        (g)    Conditions on Delivery of Stock.    The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company's counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

        (h)    Acceleration.    The Board may at any time provide that any Options shall become immediately exercisable in full or in part, that any Restricted Stock Awards shall be free of restrictions in full or in part or that any other Awards may become exercisable in full or in part or free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

10.  Miscellaneous

        (a)    No Right To Employment or Other Status.    No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

        (b)    No Rights As Stockholder.    Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares. Notwithstanding the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to such Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

        (c)    Effective Date and Term of Plan.    The Plan shall become effective on the date on which it is adopted by the Board, but no Award granted to a Participant that is intended to comply with Section 162(m) shall become exercisable, vested or realizable, as applicable to such Award, unless and until the Plan has been approved by the Company's stockholders to the extent stockholder approval is required by Section 162(m) in the manner required under Section 162(m) (including the vote required under Section 162(m)). No Awards shall be granted under the Plan after the completion of ten years from the earlier of (i) the date on which the Plan was adopted by the Board or (ii) the date the Plan was approved by the Company's stockholders, but Awards previously granted may extend beyond that date.

        (d)    Amendment of Plan.    The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that to the extent required by Section 162(m), no Award granted to a Participant that is intended to comply with Section 162(m) after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award, unless and until such amendment shall have been approved by the Company's stockholders as required by Section 162(m) (including the vote required under Section 162(m)).

        (e)    Governing Law.    The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law.

Adopted by the Board of Directors on February 24, 2000 Adopted by the Stockholders on May 24, 2000

Appendix B

        SEPRACOR INC.

Amendment No. 1 to 1998 Employee Stock Purchase Plan

        The 1998 Employee Stock Purchase Plan (the "Plan") be and hereby is amended by deleting the second sentence of the first paragraph of the Plan in its entirety and inserting in lieu thereof the following:

        "Nine hundred thousand (900,000) shares of Common Stock in the aggregate have been approved for this purpose."

Adopted by the Board of Directors on February 20, 2003.

SEPRACOR INC.

1998 EMPLOYEE STOCK PURCHASE PLAN

        The purpose of this Plan is to provide eligible employees of Sepracor Inc. (the "Company") and certain of its subsidiaries with opportunities to purchase shares of the Company's common stock, $.10 par value (the "Common Stock"), commencing on June 1, 1998. Three hundred thousand (300,000) shares of Common Stock in the aggregate have been approved for this purpose.

        1.    Administration.    The Plan will be administered by the Company's Board of Directors (the "Board") or by a Committee appointed by the Board (the "Committee"). The Board or the Committee has authority to make rules and regulations for the administration of the Plan and its interpretation and decisions with regard thereto shall be final and conclusive.

        2.    Eligibility.    Participation in the Plan will neither be permitted nor denied contrary to the requirements of Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder. All employees of the Company, including Directors who are employees, and all employees of any subsidiary of the Company (as defined in Section 424(f) of the Code) designated by the Board or the Committee from time to time (a "Designated Subsidiary"), are eligible to participate in any one or more of the offerings of Options (as defined in Section 9) to purchase Common Stock under the Plan provided that:

          a)    they are customarily employed by the Company or a Designated Subsidiary for more than 20 hours a week and for more than five months in a calendar year; and

          b)    they are employees of the Company or a Designated Subsidiary on the first day of the applicable Plan Period (as defined below).

        No employee may be granted an option hereunder if such employee, immediately after the option is granted, owns 5% or more of the total combined voting power or value of the stock of the Company or any subsidiary. For purposes of the preceding sentence, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of an employee, and all stock which the employee has a contractual right to purchase shall be treated as stock owned by the employee.

        3.    Offerings.    The Company will make one or more offerings ("Offerings") to employees to purchase stock under this Plan. Offerings will begin each June 1 and December 1, or the first business day thereafter (the "Offering Commencement Dates"). Each Offering Commencement Date will begin a six-month period (a "Plan Period") during which payroll deductions will be made and held for the purchase of Common Stock at the end of the Plan Period. The Board or the Committee may, at its discretion, choose a different Plan Period of twelve (12) months or less for subsequent Offerings.

        4.    Participation.    An employee eligible on the Offering Commencement Date of any Offering may participate in such Offering by completing and forwarding a payroll deduction authorization form to the employee's appropriate payroll office at least 30 days prior to the applicable Offering Commencement Date. The form will authorize a regular payroll deduction from the Compensation received by the employee during the Plan Period. Unless an employee files a new form or withdraws from the Plan, his deductions and purchases will continue at the same rate for future Offerings under the Plan as long as the Plan remains in effect. The term "Compensation" means the amount of money reportable on the employee's Federal Income Tax Withholding Statement, excluding overtime, incentive or bonus awards, allowances and reimbursements for expenses such as relocation allowances for travel expenses, income or gains on the exercise of Company stock options, and similar items, whether or not shown on the employee's Federal Income Tax Withholding Statement.

        5.    Deductions.    The Company will maintain payroll deduction accounts for all participating employees. Payroll deductions may be at the rate of 1%, 2%, 3%, 4%, 5%, 6%, 7%, 8%, 9%, or 10%

of Compensation with any change in compensation during the Plan Period to result in an automatic corresponding change in the dollar amount withheld.

        No employee may be granted an Option (as defined in Section 9) which permits his rights to purchase Common Stock under this Plan and any other employee stock purchase plan (as defined in Section 423(b) of the Code) of the Company and its subsidiaries, to accrue at a rate which exceeds $25,000 of the fair market value of such Common Stock (determined at the Offering Commencement Date of the Plan Period) for each calendar year in which the Option is outstanding at any time.

        6.    Deduction Changes.    An employee may decrease or discontinue his payroll deduction once during any Plan Period, by filing a new payroll deduction authorization form. However, an employee may not increase his payroll deduction during a Plan Period. If an employee elects to discontinue his payroll deductions during a Plan Period, but does not elect to withdraw his funds pursuant to Section 8 hereof, funds deducted prior to his election to discontinue will be applied to the purchase of Common Stock on the Exercise Date (as defined below).

        7.    Interest.    Interest will not be paid on any employee accounts, except to the extent that the Board or the Committee, in its sole discretion, elects to credit employee accounts with interest at such per annum rate as it may from time to time determine.

        8.    Withdrawal of Funds.    An employee may at any time prior to the close of business on the last business day in a Plan Period and for any reason permanently draw out the balance accumulated in the employee's account and thereby withdraw from participation in an Offering. Partial withdrawals are not permitted. The employee may not begin participation again during the remainder of the Plan Period. The employee may participate in any subsequent Offering in accordance with terms and conditions established by the Board or the Committee.

        9.    Purchase of Shares.    On the Offering Commencement Date of each Plan Period, the Company will grant to each eligible employee who is then a participant in the Plan an option ("Option") to purchase on the last business day of such Plan Period (the "Exercise Date"), at the Option Price hereinafter provided for, the largest number of whole shares of Common Stock of the Company as does not exceed the number of shares determined by dividing the Plan Period Limit by the closing price (as defined below) on the Offering Commencement Date of such Plan Period. The Plan Period Limit shall be equal to $208.33 multiplied by the number of whole months in the Plan Period, rounded to the nearest whole dollar.

        The purchase price for each share purchased will be 85% of the closing price of the Common Stock on (i) the first business day of such Plan Period or (ii) the Exercise Date, whichever closing price shall be less. Such closing price shall be (a) the closing price on any national securities exchange on which the Common Stock is listed, (b) the closing price of the Common Stock on the NASDAQ National Market or (c) the average of the closing bid and asked prices in the over-the-counter-market, whichever is applicable, as published in The Wall Street Journal. If no sales of Common Stock were made on such a day, the price of the Common Stock for purposes of clauses (a) and (b) above shall be the reported price for the next preceding day on which sales were made.

        Each employee who continues to be a participant in the Plan on the Exercise Date shall be deemed to have exercised his Option at the Option Price on such date and shall be deemed to have purchased from the Company the number of full shares of Common Stock reserved for the purpose of the Plan that his accumulated payroll deductions on such date will pay for, but not in excess of the maximum number determined in the manner set forth above.

        Any balance remaining in an employee's payroll deduction account at the end of a Plan Period will be automatically refunded to the employee, except that any balance which is less than the purchase price of one share of Common Stock will be carried forward into the employee's payroll deduction account for the following Offering, unless the employee elects not to participate in the following Offering under the Plan, in which case the balance in the employee's account shall be refunded.

        10.    Issuance of Certificates.    Certificates representing shares of Common Stock purchased under the Plan may be issued only in the name of the employee, in the name of the employee and another person of legal age as joint tenants with rights of survivorship, or (in the Company's sole discretion) in the name of a brokerage firm, bank or other nominee holder designated by the employee. The Company may, in its sole discretion and in compliance with applicable laws, authorize the use of book entry registration of shares in lieu of issuing stock certificates.

        11.    Rights on Retirement, Death or Termination of Employment.    In the event of a participating employee's termination of employment prior to the last business day of a Plan Period, no payroll deduction shall be taken from any pay due and owing to an employee and the balance in the employee's account shall be paid to the employee or, in the event of the employee's death, (a) to a beneficiary previously designated in a revocable notice signed by the employee (with any spousal consent required under state law) or (b) in the absence of such a designated beneficiary, to the executor or administrator of the employee's estate or (c) if no such executor or administrator has been appointed to the knowledge of the Company, to such other person(s) as the Company may, in its discretion, designate. If, prior to the last business day of the Plan Period, the Designated Subsidiary by which an employee is employed shall cease to be a subsidiary of the Company, or if the employee is transferred to a subsidiary of the Company that is not a Designated Subsidiary, the employee shall be deemed to have terminated employment for the purposes of this Plan.

        12.    Optionees Not Stockholders.    Neither the granting of an Option to an employee nor the deductions from his pay shall constitute such employee a stockholder of the shares of Common Stock covered by an Option under this Plan until such shares have been purchased by and issued to him.

        13.    Rights Not Transferable.    Rights under this Plan are not transferable by a participating employee other than by will or the laws of descent and distribution, and are exercisable during the employee's lifetime only by the employee.

        14.    Application of Funds.    All funds received or held by the Company under this Plan may be combined with other corporate funds and may be used for any corporate purpose.

        15.    Adjustment in Case of Changes Affecting Common Stock.    In the event of a subdivision of outstanding shares of Common Stock, or the payment of a dividend in Common Stock, the number of shares approved for this Plan, and the share limitation set forth in Section 9, shall be increased proportionately, and such other adjustment shall be made as may be deemed equitable by the Board or the Committee. In the event of any other change affecting the Common Stock, such adjustment shall be made as may be deemed equitable by the Board or the Committee to give proper effect to such event.

        16.    Merger.    If the Company shall at any time merge or consolidate with another corporation and the holders of the capital stock of the Company immediately prior to such merger or consolidation continue to hold at least 80% by voting power of the capital stock of the surviving corporation ("Continuity of Control"), the holder of each Option then outstanding will thereafter be entitled to receive at the next Exercise Date upon the exercise of such Option for each share as to which such Option shall be exercised the securities or property which a holder of one share of the Common Stock was entitled to upon and at the time of such merger or consolidation, and the Board or the Committee shall take such steps in connection with such merger or consolidation as the Board or the Committee shall deem necessary to assure that the provisions of Section 15 shall thereafter be applicable, as nearly as reasonably may be, in relation to the said securities or property as to which such holder of such Option might thereafter be entitled to receive thereunder.

        In the event of a merger or consolidation of the Company with or into another corporation which does not involve Continuity of Control, or of a sale of all or substantially all of the assets of the Company while unexercised Options remain outstanding under the Plan, (a) subject to the provisions of clauses (b) and (c), after the effective date of such transaction, each holder of an outstanding Option shall be entitled, upon exercise of such Option, to receive in lieu of shares of Common Stock, shares of such stock or other securities as the holders of shares of Common Stock received pursuant to the terms of such transaction; or (b) all outstanding Options may be cancelled by the Board or the Committee as of a date prior to the effective date of any such transaction and all payroll deductions shall be paid out to the participating employees; or (c) all outstanding Options may be cancelled by the Board or the Committee as of the effective date of any such transaction, provided that notice of such cancellation shall be given to each holder of an Option, and each holder of an Option shall have the right to exercise such Option in full based on payroll deductions then credited to his account as of a date determined by the Board or the Committee, which date shall not be less than ten (10) days preceding the effective date of such transaction.

        17.    Amendment of the Plan.    The Board may at any time, and from time to time, amend this Plan in any respect, except that (a) if the approval of any such amendment by the shareholders of the Company is required by Section 423 of the Code, such amendment shall not be effected without such approval, and (b) in no event may any amendment be made which would cause the Plan to fail to comply with Section 423 of the Code.

        18.    Insufficient Shares.    In the event that the total number of shares of Common Stock specified in elections to be purchased under any Offering plus the number of shares purchased under previous Offerings under this Plan exceeds the maximum number of shares issuable under this Plan, the Board or the Committee will allot the shares then available on a pro rata basis.

        19.    Termination of the Plan.    This Plan may be terminated at any time by the Board. Upon termination of this Plan all amounts in the accounts of participating employees shall be promptly refunded.

        20.    Governmental Regulations.    The Company's obligation to sell and deliver Common Stock under this Plan is subject to listing on a national stock exchange or quotation on the NASDAQ National Market and the approval of all governmental authorities required in connection with the authorization, issuance or sale of such stock.

        21.    Governing Law.    The Plan shall be governed by Delaware law except to the extent that such law is preempted by federal law.

        22.    Issuance of Shares.    Shares may be issued upon exercise of an Option from authorized but unissued Common Stock, from shares held in the treasury of the Company, or from any other proper source.

        23.    Notification upon Sale of Shares.    Each employee agrees, by entering the Plan, to promptly give the Company notice of any disposition of shares purchased under the Plan where such disposition occurs within two years after the date of grant of the Option pursuant to which such shares were purchased.

        24.    Effective Date and Approval of Shareholders.    The Plan shall take effect on June 1, 1998 subject to approval by the shareholders of the Company as required by Section 423 of the Code, which approval must occur within twelve months of the adoption of the Plan by the Board.

Adopted by the Board of Directors on February 26, 1998 Approved by the Stockholders on May 27, 1998

Appendix C

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

SEPRACOR INC.

ANNUAL MEETING OF STOCKHOLDERS
MAY 22, 2003

        Those signing on the reverse side, revoking any prior proxies, hereby appoint(s) Timothy J. Barberich, David P. Southwell and Robert F. Scumaci, or each of them, with full power of substitution, as proxies for those signing on the reverse side to act and vote at the 2003 Annual Meeting of Stockholders of Sepracor Inc. and at any adjournments thereof as indicated upon all matters referred to on the reverse side and described in the Proxy Statement for the Meeting, and, in their discretion, upon any other matters which may properly come before the Annual Meeting.

        THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSALS 2, 3 AND 4.

        Please sign this proxy exactly as your name appears hereon. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign. If a corporation or partnership, this signature should be that of an authorized officer who should state his or her title.

PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY
USING THE ENCLOSED REPLY ENVELOPE

Address Changes/Comments?

(If you noted any address changes/comments above, please mark corresponding box on other side)

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

SEPRACOR 84 WATERFORD DRIVE MARLBOROUGH, MA 01752-7231 ATTN: INVESTOR RELATIONS	VOTE BY INTERNET-www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the website. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and to create an electronic voting instruction form.
VOTE BY PHONE 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Sepracor Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.
TO VOTE, MARK BLOCKS IN BLUE OR BLACK INK AS FOLLOWS	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID
ONLY WHEN SIGNED AND DATED.

A VOTE FOR THE DIRECTOR NOMINEES AND FOR PROPOSAL NUMBERS 2, 3 AND 4
IS RECOMMENDED BY THE BOARD OF DIRECTORS

				For	Against	Abstain
1.	Election of Class I Directors NOMINEES (01) James G. Andress (02) Robert J. Cresci (03) James F. Mrazek	2.	To approve an amendment to our 2000 Stock Incentive Plan increasing from 4,000,000 to 5,500,000 the number of shares of Common Stock reserved for issuance under the 2000 plan.	☐	☐	☐
For All Withhold For All All Except		3.	To approve an amendment to our 1998 Employee Stock	☐	☐	☐
☐ ☐ ☐			Purchase Plan increasing
To withhold authority to vote, mark "For All Except" and write the nominee's number on the line below. Your shares will be voted for the remaining nominee(s).			from 600,000 to 900,000 the number of shares of Common Stock reserved for issuance under the 1998 purchase plan.
		4.	To ratify the selection by the Board of Directors of PricewaterhouseCoopers LLP as the Company's independent auditors for the current fiscal year.	☐	☐	☐

For address changes/comments, please check this box and write them on the back where indicated ☐

Signature (Please sign within the box)	Date	Signture (Joint Owners)	Date

QuickLinks

PROPOSAL 1—ELECTION OF DIRECTORS
Equity Compensation Plan Information
PROPOSAL 2—AMENDMENT TO THE 2000 STOCK INCENTIVE PLAN
PROPOSAL 3—AMENDMENT TO THE 1998 EMPLOYEE STOCK PURCHASE PLAN
PROPOSAL 4—RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
OTHER MATTERS